Exhibit 99.1


         SigmaTron International, Inc. Reports First-Quarter
                  Financial Results for Fiscal 2008

    ELK GROVE VILLAGE, Ill.--(BUSINESS WIRE)--Sept. 12,
2007--SigmaTron International, Inc. (NASDAQ:SGMA), an electronic manufacturing services company, today reported revenues and earnings for the fiscal quarter ended July 31, 2007.

    Revenues increased to $39.8 million in first-quarter fiscal 2008 from $36.9 million for the same quarter in the prior year. Net income increased to $826,984 for the period ended July 31, 2007 compared to $258,670 for the same period in the prior year. Basic earnings per share and diluted earnings per share from operations for the quarter ended July 31, 2007, were $0.22 and $0.21, respectively, compared to $0.07 for both for the same quarter in fiscal 2007.

    Commenting on SigmaTron's first-quarter fiscal 2008 results, Gary
R. Fairhead, President and Chief Executive Officer, said, "When comparing our revenue and earnings per share for the first quarter of fiscal 2008 to the first quarter of fiscal 2007, there is a 7.8% increase in revenues yet a 200% increase in fully diluted earnings per share. This is the nature of our business as it is dependent on revenue volume, assuming that our fixed costs are relatively constant. When comparing the first quarter of fiscal 2008 to the fourth quarter of fiscal 2007, revenue increased less than 1%, yet fully diluted earnings per share increased 23%, from $0.17 per share to $0.21 per share. This increase in profitability was related to the mix of products sold more than anything else.

    "During the first quarter, we saw small increases in sales to several markets which were offset by small declines in others. I believe that these results reflect our objective of having a further diversified customer base in terms of markets served. We are currently pursuing several new opportunities that if successful would further diversify our markets served, which is a continuing objective of SigmaTron.

    "During the quarter, positive progress continued at our Tijuana, Mexico facility. We continue to believe that Tijuana will become a positive contributor to our success and that the Tijuana location will continue to be an important manufacturing location for our North American operations. Each of our other locations had a satisfactory quarter."

    Mr. Fairhead concluded, "I am pleased to report modest financial progress for the quarter. Pricing pressures continue at all locations, yet current and potential customers continue to see the supply chain benefits of our international footprint."

    Headquartered in Elk Grove Village, IL, SigmaTron International, Inc. is an electronic manufacturing services company that provides printed circuit board assemblies and completely assembled electronic products. SigmaTron International, Inc. operates manufacturing facilities in Elk Grove Village, Illinois, Acuna and Tijuana, Mexico, Hayward, California and Suzhou-Wujiang, China. SigmaTron International, Inc. maintains engineering and materials sourcing offices in Taipei, Taiwan.

    Note: This press release contains forward-looking statements. Words such as "continue," "anticipate," "will," "expects," "believe," "plans," and similar expressions identify forward-looking statements. These forward-looking statements are based on the current expectations of SigmaTron (including its subsidiaries). Because these forward-looking statements involve risks and uncertainties, the Company's plans, actions and actual results could differ materially. Such statements should be evaluated in the context of the risks and uncertainties inherent in the Company's business including our continued dependence on certain significant customers; the continued market acceptance of products and services offered by the Company and its customers; pricing pressures from our customers, suppliers and the market; the activities of competitors, some of which may have greater financial or other resources than the Company; the variability of our operating results; the results of goodwill impairment testing; the variability of our customers' requirements; the availability and cost of necessary components and materials; the ability of the Company and our customers to keep current with technological changes within our industries; regulatory compliance; the continued availability and sufficiency of our credit arrangements; changes in U.S., Mexican, Chinese or Taiwanese regulations affecting the Company's business; the continued stability of the U.S., Mexican, Chinese and Taiwanese economic systems, labor and political conditions; and the ability of the Company to manage its growth, including its expansion into China. These and other factors which may affect the Company's future business and results of operations are identified throughout the Company's Annual Report on Form 10-K and risk factors and may be detailed from time to time in the Company's filings with the Securities and Exchange Commission. These statements speak as of the date of this press release and the Company undertakes no obligation to update such statements in light of future events or otherwise.

                     Financial tables to follow...

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                        Three Months    Three Months
                                            Ended           Ended
                                          July 31,        July 31,
                                            2007            2006
                                       --------------- ---------------

Net sales                                  $39,843,813     $36,959,865

Cost of products sold                       34,627,152      33,101,216
                                       --------------- ---------------

Gross profit                                 5,216,661       3,858,649

Selling and administrative expenses          3,217,370       3,017,953
                                       --------------- ---------------

Operating income                             1,999,291         840,696

Other expense                                  723,195         459,610
                                       --------------- ---------------

Income from operations before income
 tax and interest of affiliate               1,276,096         381,086

Income tax expense                             449,112         122,416
                                       --------------- ---------------

Net income                                    $826,984        $258,670
                                       =============== ===============


Net income per common share - basic              $0.22           $0.07
                                       =============== ===============

Net income per common share - assuming
 dilution                                        $0.21           $0.07
                                       =============== ===============


Weighted average number of common
 equivalent shares outstanding -
 assuming dilution                           3,889,274       3,866,783
                                       =============== ===============



CONDENSED CONSOLIDATED BALANCE SHEETS

                                          July 31,        April 30,
                                            2007            2007
                                       --------------- ---------------

Assets
--------------------------------------

Current assets                             $67,160,560     $66,663,956

Machinery and equipment-net                 30,361,709      30,971,107

Intangible assets                            1,309,078       1,461,772
Goodwill                                     9,298,945       9,298,945
Other assets                                   995,113       1,006,126
                                       --------------- ---------------

Total assets                              $109,125,405    $109,401,906
                                       =============== ===============

Liabilities and shareholders' equity
--------------------------------------

Current liabilities                         22,467,480      23,790,708

Long-term obligations                       36,239,467      35,870,177

Stockholders' equity                        50,418,458      49,741,021
                                       --------------- ---------------

Total liabilities and stockholders'
 equity                                   $109,125,405    $109,401,906
                                       =============== ===============

    CONTACT: SigmaTron International, Inc.
             Linda K. Blake, 1-800-700-9095